Brenda Nolte                           January 15, 1999
Corporate Affairs Officer
AMC Entertainment Inc.
(816) 221-4000



                           AMC ENTERTAINMENT REPORTS
                         RECORD THIRD-QUARTER REVENUES



KANSAS CITY, Mo. -- AMC Entertainment Inc. (AMEX: AEN), one of the world's leading theatrical exhibition companies, today reported revenues of $257.3 million for the third quarter of fiscal 1999, ended Dec. 31, 1998 (13 weeks), an increase of 19 percent over the same quarter a year ago.

Due to an increase of 457 screens since last year, revenues for the third quarter increased from the previous year's quarter. The third quarter of fiscal 1999 did not include New Year's Day as did the same quarter last year.

Earnings before interest, taxes, depreciation, amortization and impairment losses (EBITDA) for the quarter was $27.3 million, compared to $28.5 million in the year-ago quarter. Net earnings for Common Shares were a loss of $1.7 million, or a loss of 7 cents per share, compared to earnings of $233,000, or 1 cent per share, in the same period last year.

"This is a product-driven business and this year, unlike the third quarter last year, we didn't have a TITANIC," said Peter Brown, co-chairman of AMC Entertainment Inc.

                                     MORE

"But our year to date results are well ahead of last year and we continue to lead the industry in the transition from multiplexes to megaplexes. We see that as confirmation for our ongoing megaplex growth strategy."

For fiscal 1999 to date, the three quarters ended Dec. 31, 1998, AMC Entertainment reported total revenues of $785.4 million, up 25 percent from total revenues of $629.9 million in the same period the year before; EBITDA of $92.3 million, up 8 percent from EBITDA of $85.6 million in the year-ago period; and net earnings for Common Shares of $3.1 million, or 13 cents per share, compared with a loss of $24.6 million, or a loss of $1.34 per share, in the same period last year.

Earnings for Common Shares in the second quarter of fiscal 1998 were affected by a non-cash charge of $47.0 million ($27.7 million after taxes, or $1.51 per share) related to Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

AMC Entertainment Inc. is a world leader in the theatrical exhibition industry through its largest subsidiary, American Multi-Cinema, Inc., and is also active in select international markets. The Company operates 238 theatres with 2,742 screens in 23 states, the District of Columbia, Canada, Hong Kong, Japan, Portugal and Spain. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company is headquartered in Kansas City, Mo. For more information on the Company, visit the website at http://www.amctheatres.com.



ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS RELEASE, WHICH REFLECT MANAGEMENT'S BEST JUDGMENT BASED ON FACTORS CURRENTLY KNOWN, INVOLVE RISKS
AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS INCLUDED HEREIN AS A RESULT OF
A NUMBER OF FACTORS, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ABILITY TO ENTER INTO VARIOUS FINANCING PROGRAMS, COMPETITION FROM OTHER COMPANIES, DEMOGRAPHIC CHANGES, CHANGES IN ECONOMIC CLIMATE, INCREASE IN DEMAND FOR REAL ESTATE, CONSTRUCTION DELAYS, THE ABILITY TO OPEN NEW THEATRES AND SCREENS AS CURRENTLY PLANNED, CHANGES IN REAL ESTATE, ZONING AND TAX LAWS, THE
PERFORMANCE OF FILMS LICENSED BY THE COMPANY AND OTHER RISKS AND UNCERTAINTIES.

                            AMC ENTERTAINMENT INC.
                              FINANCIAL SUMMARY                 3/3
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                    THIRTEEN WEEKS    THIRTEEN WEEKS     THIRTY-NINE WEEKS    THIRTY-NINE WEEKS
                                                        ENDED             ENDED                ENDED                ENDED
                                                    --------------    --------------     -----------------    -----------------
                                                  DECEMBER 31, 1998   JANUARY 1, 1998    DECEMBER 31, 1998     JANUARY 1, 1998
                                                    --------------    --------------     -----------------    -----------------
SUMMARY CONSOLIDATED STATEMENT OF OPERATIONS:
  Total revenues                                       $257,251          $215,839             $785,353            $629,890
  Total cost of operations                              215,434           172,308              648,376             502,447
  General and administrative expense                     14,517            15,041               44,717              41,893
  Depreciation and amortization                          23,100            17,227               64,472              50,116
  Impairment of long-lived assets                          -                 -                    -                 46,998
                                                       --------          --------             --------            --------

  Operating income (loss)                                 4,200            11,263               27,788             (11,564)
  Interest expense                                        9,349             9,870               26,217              27,520
  Investment income                                        (434)             (124)              (1,085)               (805)
  Gain on disposition of assets                            (901)             (864)              (2,259)             (3,360)
                                                       --------          --------             --------            --------

  Earnings (loss) before income taxes                    (3,814)            2,381                4,915             (34,919)
  Income tax provision                                   (2,100)              950                1,800             (14,150)
                                                       --------          --------             --------            --------

  Net earnings (loss)                                  $ (1,714)         $  1,431             $  3,115             $(20,769)
                                                       --------          --------             --------            --------
                                                       --------          --------             --------            --------

  Preferred dividends                                      -                1,198                 -                   3,849
                                                       --------          --------             --------            --------

  Net earnings (loss) for common shares                $ (1,714)         $    233             $  3,115            $(24,618)
                                                       --------          --------             --------            --------
                                                       --------          --------             --------            --------

  Earnings (loss) per share:

    Basic                                              $  (0.07)         $   0.01             $   0.13            $  (1.34)
                                                       --------          --------             --------            --------
                                                       --------          --------             --------            --------
    Diluted                                            $  (0.07)         $   0.01             $   0.13            $  (1.34)
                                                       --------          --------             --------            --------
                                                       --------          --------             --------            --------

  Average shares outstanding:

    Basic                                                23,469            18,543               23,348              18,310
                                                       --------          --------             --------            --------
                                                       --------          --------             --------            --------
    Diluted                                              23,469            18,789               23,522              18,310
                                                       --------          --------             --------            --------
                                                       --------          --------             --------            --------


CONSOLIDATED BALANCE SHEET DATA (AT PERIOD END):
  Cash and equivalents                                 $ 34,277          $ 53,525
  Corporate borrowings                                  452,030           378,977
  Capital lease obligations                              49,426            55,446
  Stockholders' equity                                  136,605           144,269
  Total assets                                          904,452           838,159


OTHER FINANCIAL DATA:
  Rent expense                                         $ 41,663          $ 26,780             $119,065            $ 72,406
  Preopening expense                                      1,209             1,056                1,982               1,592
  Theatre closure expense                                  -                 -                   2,801                -
  EBITDA (1)                                             27,300            28,490               92,260              85,550
  EBITDAR (2)                                            68,963            55,270              211,325             157,956
  After-tax Cash Flow (3)                                21,386            17,460               67,587              53,226



(1) Represents operating income plus depreciation and amortization and impairment of long-lived assets.

(2)  Represents EBITDA plus rent expense.

(3) Represents net earnings (loss) for common plus depreciation and amortization and impairment of long-lived assets, net of taxes.